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                                                                      Exhibit 12






STONEPATH GROUP, INC.
Computation of the Ratio of Earnings to Fixed Charges Calculation
Regulation S-K Item 503(d)







                                                                                Nine Months Ended        Years Ended December 31,
                                                                                September 30, 2003         2002            2001
                                                                                    (Restated)          (Restated)
Earnings
    Pre-tax income (loss) from continuing operations before minority
        interests or income/(loss) from equity investees                             $2,867,918         $2,482,206      $(3,257,069)
    Add:  Fixed charges                                                               2,293,012          3,593,392        4,475,070
    Add:  Amortization of capitalized interest                                                -                  -                -
    Add:  Distributed income of equity investees                                              -                  -                -
    Add:  Share of pre-tax losses of equity investees                                         -                  -                -

    Less:  Interest capitalized                                                               -                  -                -
    Less:  Preference security dividend requirements of
             consolidated subsidiaries                                                        -         (1,952,892)      (4,151,198)
    Less:  Minority interest in pre-tax income of subsidiaries
             that have not incurred fixed charges                                             -                  -                -

                                                                                     ------------       -----------   --------------
                                                     Total Earnings                  $5,160,930         $4,122,706      $(2,933,197)
                                                                                     ============       ===========   ==============

Fixed Charges
    Interest expensed and capitalized                                                $  130,202         $        -      $     4,102
    Add:  Amortized premiums, discounts and capitalized
            expenses related to indebtedness                                             87,597             73,000                -
    Add:  Estimate of the interest within rental expense (a)                          2,075,213          1,567,500          319,770
    Add:  Preference security dividend requirements of
            consolidated subsidiaries (pre-tax)                                               -          1,952,892        4,151,198

                                                                                     ------------       ------------   -------------
                                                     Total Fixed Charges             $2,293,012         $3,593,392       $4,475,070
                                                                                     ============       ============   =============


Ratio of earnings to combined fixed
  charges and preference dividends                                                         2.25               1.15            (0.66)
                                                                                     ============       ============   =============


Deficiency                                                                           $        -         $        -       $7,408,267
                                                                                     ============       ============   =============



        (a)     Total rent expense                                                   $6,288,523         $4,750,000       $  969,000
                Percentage                                                                  33%                33%              33%
                                                                                     ----------         ----------       ----------
                Estimated interest portion of rent expense                           $2,075,213         $1,567,500       $  319,770
                                                                                     ==========         ==========       ==========


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

                                                                                2000             1999              1998

Earnings
    Pre-tax income (loss) from continuing operations before minority
          interests or income/(loss) from equity investees                     $(5,355,423)      $(5,573,432)     $         -
    Add:  Fixed charges                                                         45,790,261        10,007,605                -
    Add:  Amortization of capitalized interest                                           -                 -                -
    Add:  Distributed income of equity investees                                         -                 -                -
    Add:  Share of pre-tax losses of equity investees                                    -                 -                -

    Less:  Interest capitalized                                                          -                 -                -
    Less:  Preference security dividend requirements of
             consolidated subsidiaries                                         (45,750,830)       (6,605,261)               -
    Less:  Minority interest in pre-tax income of subsidiaries
             that have not incurred fixed charges                                        -                 -                -

                                                                               -----------       -----------       -----------
                                                     Total Earnings            $(5,315,992)      $(2,171,088)      $        -
                                                                               ===========       ===========       ===========


Fixed Charges
    Interest expensed and capitalized                                          $    15,713       $ 2,872,771       $        -
    Add:  Amortized premiums, discounts and capitalized
          expenses related to indebtedness                                               -           523,601                -
    Add:  Estimate of the interest within rental expense (a)                        23,718             5,972                -
    Add:  Preference security dividend requirements of
          consolidated subsidiaries (pre-tax)                                   45,750,830         6,605,261                -

                                                                               -----------       -----------       -----------
                                                     Total Fixed Charges       $45,790,261       $10,007,605       $        -
                                                                               ===========       ===========       ===========


Ratio of earnings to combined fixed
  charges and preference dividends                                                   (0.12)            (0.22)               -
                                                                               ===========       ===========       ===========


Deficiency                                                                     $51,106,253       $12,178,693       $        -
                                                                               ===========       ===========       ===========



        (a)     Total rent expense                                                 $71,874           $18,096       $        -
                Percentage                                                             33%               33%
                                                                                   -------           -------       -----------
                Estimated interest portion of rent expense                         $23,718           $ 5,972       $        -
                                                                                   =======           =======       ===========